Exhibit (h)(6)(vi)
AMENDMENT TO
TRANSFER AGENCY AND SERVICE AGREEMENT
     AMENDMENT, dated February 17, 2012 to the Transfer Agency and Service Agreement (the “Agreement”) entered into on October 3, 2008, as amended, by and between Allianz Global Investors Fund Management LLC (the “Administrator”), on behalf of the Allianz Funds (the “Funds”) and each Portfolio, as listed on Schedule A to the Agreement and Boston Financial Data Services, Inc. (the “Transfer Agent”). Capitalized terms used in this Amendment without definition shall have the respective meanings given to such terms in the Agreement.
     WHEREAS, the Administrator administers all of the operations of the Funds pursuant to an Administration Agreement between each Fund and the Administrator, and procures or provides for the procurement on behalf of each Fund certain services, at the Admnistrator’s expense, including among others, transfer agency and recordkeeping services; and
     WHEREAS, the Funds have established a new portfolio, the Allianz Global Investors Money Market Fund (the “Allianz Money Fund); and the parties wish to add the Allianz Money Fund to the Agreement in order that the Transfer Agent may provide transfer agency and recordkeeping services to the Allianz Money Fund; and
     WHEREAS, the Allianz Money Fund will be responsible for its own expenses, including those related to the transfer agency and recordkeeping services provided under the Agreement; and
     WHEREAS, the Administrator and the Transfer Agent desire to amend certain provisions of the Agreement to reflect the foregoing.
     NOW, THEREFORE, in consideration of the foregoing and the mutual covenants and agreements hereinafter contained, the Administrator, the Transfer Agent and the Allianz Money Fund hereby agree to amend the Agreement pursuant to the terms thereof, as follows:
     1. Schedule A (Portfolios). In order to add the Allianz Money Fund to the list of Portfolios for which services will be provided under the Agreement, Schedule A to the Agreement is hereby replaced and superseded by the Schedule A, dated as of the date hereof, which is attached hereto and incorporated herein.
     2. Parties. The Administrator and the Transfer Agent hereby agree to make the Allianz Money Fund a party to the Agreement solely for the purpose specified in Section 2 herein, the Allianz Money Fund hereby agrees to become a party to the Agreement for such purpose, and the Agreement is hereby amended to add the Allianz Money Fund as a party thereto for such purpose, with effect as of the date first written above (the “Effective Date”).
     3. Fees and Expenses. The parties agree that, on and after the Effective Date, the Allianz Money Fund shall be responsible to the Transfer Agent for the portion of the fees and expenses payable or reimbursable to the Transfer Agent pursuant to Sections 3 and 12 of the Agreement, which are attributable or allocable to the Allianz Money Fund (but not the portion of such fees and expense attributable or allocable to any other Portfolio of the Funds, which shall remain the responsibility of the Administrator). The Administrator hereby assigns such obligations under the Agreement with respect to the Allianz Money Fund to the AGI MM Fund, which accepts such assignment, and the Transfer Agent hereby consents and agrees to such assignment.

     4. Except as expressly provided herein, the Agreement shall remain in full force and effect in accordance with its terms.
     5. All defined terms and definitions in the Agreement shall be the same in this Amendment except as specifically revised by this Amendment.
     6. Upon its execution, this Amendment shall be effective as of the Effective Date noted above. This Amendment may be executed in counterparts, each of which shall be deemed to be an original.
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     IN WITNESS WHEREOF, each of the parties has caused this Amendment to be executed in its name and behalf by its duly authorized representative as of the date first above written.

ALLIANZ GLOBAL INVESTORS FUND MANAGEMENT LLC

By:

Name:	Brian S. Shlissel
Title:	Managing Director

ALLIANZ GLOBAL INVESTORS MONEY MARKET FUND

By:

Name:	Brian S. Shlissel

Title:	President

BOSTON FINANCIAL DATA SERVICES, INC.

By:

Name:

Title:

SCHEDULE A
February 17, 2012
Allianz AGIC Emerging Markets Opportunities
Allianz AGIC Global Fund
Allianz AGIC Growth Fund
Allianz AGIC Income & Growth Fund
Allianz AGIC International Managed Volatility Fund
Allianz AGIC Opportunity Fund
Allianz AGIC Pacific Rim Fund
Allianz U.S. Managed Volatility Fund
Allianz AGIC Target Fund
Allianz NFJ All-Cap Value Fund
Allianz NFJ Dividend Value Fund
Allianz NFJ International Value Fund
Allianz NFJ Large-Cap Value Fund
Allianz NFJ Mid-Cap Value Fund
Allianz NFJ Small-Cap Value Fund
Allianz RCM Global Commodity Equity
Allianz RCM Global Small-Cap Fund
Allianz RCM Large-Cap Growth Fund
Allianz RCM Mid-Cap Fund
Allianz RCM Focused Growth Fund
Allianz RCM Technology Fund
Allianz RCM Wellness Fund
Allianz Global Investors Money Market Fund

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